SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

Wilshire Mutual Funds Inc.
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)Proposed maximum aggregate value of transaction:
(5)Total Fee Paid:
[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

EXTREMELY IMPORTANT

Reference Number: Insert CFS ID

Re: Your investment in one or more of the Wilshire Mutual Funds, Inc. (Large Company Growth Portfolio,
Large Company Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio,
Wilshire 5000 IndexSM Fund, Wilshire International Equity Fund, Wilshire Income Opportunities Fund)

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the Wilshire Mutual Funds. This matter relates to an important operating initiative for the Funds which requires your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-866-436-8552 between 9:00 a.m. and 11:00 p.m. Eastern Monday through Friday and 12:00 a.m. to 6:00 p.m. Eastern Saturday. Please respond as soon as possible. At the time of the call, please reference the number listed above.

Thank you in advance for your participation.